Exhibit 3.12.2

BY-LAWS

OF

TRAVEL AIR INSURANCE COMPANY (KANSAS)

ARTICLE I

NAME AND LOCATION

Section 1. The name of this corporation shall be Travel Air Insurance Company (Kansas).

Section 2. The locality of the principal business office of the company shall be in the City of Wichita, County of Sedgwick, State of Kansas. The executive offices shall be in the City of Wichita, County of Sedgwick, State of Kansas. The company also shall have, maintain and operate such other offices, either within or without the State of Kansas, as shall be proper in the discretion of the company.

ARTICLE II

STOCKHOLDERS’ MEETINGS

Section 1. An annual meeting of the stockholders and all other meetings of stockholders shall be held in each year on a day at a time and place to be fixed by the Directors and notice of such meeting shall be delivered ten days before the date of the meeting either personally or by mail to each stockholder of record entitled to vote at the meeting, at his address as the same appears on the records of the corporation.

Section 2. A special meeting of the stockholders, to be held at any place designated in the call, may be called at any time by the President or by the Board of Directors. It shall be the duty of the President to call such meeting whenever so requested by one or more stockholders holding not less than one-fifth of the voting power of the corporation.

Section 3. Written or printed notices of the time and place of stockholders’ annual meetings, and special meetings, the purposes or purpose for which the meeting is called shall be delivered not less than ten (10) days before the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at the meeting, at his address as the same appears on the records of the corporation.

Section 4. At every such meeting, each stockholder shall be entitled to cast one vote for each share of stock hold in his name, which vote may be cast by him either in person or by proxy. All proxies shall be in writing and all voted proxies shall remain on file with the company.

Section 5. A quorum for the transaction of business at any regular or special meeting of stockholders shall consist of two or more stockholders, present in person or by proxy, representing 51% of the outstanding voting shares of capital stock.

Section 6. Any action, which under the provisions of the Kansas Corporations Code may be taken at a meeting of the stockholders, may be taken without a meeting if authorized by a writing signed by all of the holders of shares who would be entitled to vote at a meeting for such purpose, and filed with the secretary of the corporation.

ARTICLE III

DIRECTORS

Section 1. The business, affairs, and property of the corporation shall be managed by a Board of Directors which shall consist of not less than five (5) nor more than twelve (12) members, all of whom shall be stockholders and a majority of whom shall be residents of the State of Kansas. The present seven members of the Board of Directors shall consist of each of the incorporators except Travel Air Insurance Company, Ltd., provided that the number of directors may be increased from time to time, within the limits herein specified, by amendment to the By-Laws of the company, but in any event shall adhere to the provisions of K.S.A. 40-305 as amended. At each annual meeting there shall be elected one or two Directors to serve for five (5) years.

Directors shall hold office for five years and until their successors are elected. Any Director may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein. If no time is specified, it shall take effect from the time of its receipt by the secretary who shall record such resignation, noting the day, hour and minute of its reception. The acceptance of a resignation shall not be necessary to make it effective. The transfer by any Director of all his stock shall operate ipso facto as a resignation and create a vacancy in his office. Any vacancy in the Board shall be filled by the remaining members until the next annual meeting of the stockholders, at which time a successor shall be elected to fill the unexpired term. The Directors shall be elected by ballot, and each full-paid share of stock shall be entitled to one vote. Each stockholder shall have the right to cast as many votes in the aggregate as shall equal the number of shares of stock held by him, multiplied by the number of Directors to be elected, and each stockholder may cast the whole number of votes for one candidate, or may divide his votes among two or more candidates. The Directors shall take the oath of office as in other corporations.

Section 2. POWERS. Subject to limitation of the Articles of Incorporation, the By-Laws, the Kansas Insurance Code and the Kansas Corporation Code as to action to be authorized or approved by the stockholders, and subject to the duties of directors as prescribed by the By-Laws, all corporate power shall be exercised by or under the authority of, and the business and affairs of the corporation shall be controlled by the Board of Directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers, to-wit:

First: To select and remove all other officers, agents and employees of the corporation, prescribe such powers and duties for them as may not be inconsistent with law, and with the Articles of Incorporation or By-Laws, fix their compensation, and may require from them security for faithful service.

Second: To conduct, manage and control the affairs and business of the corporation, and to make such rules and regulations therefor not inconsistent with law, the Article of Incorporation or the By-Laws, as they may deem best.

Third: To change the principal office for the transaction of business of the corporation from one location to another within the same county; to fix and locate from time to time, one or more branch or subsidiary offices of the corporation within or without the State of Kansas; to designate any place within or without the State of Kansas for the holding of any stockholders’ meetings; and to adopt, make and use a cororate seal, and to prescribe the form of certificates of stock; and to alter the form of such seal and of such stock certificates from time to time, as in their judgment they may deem best, provided such seal and such certificates shall be all times comply with the provisions of the law.

Fourth: To authorize the issue of stock of the corporation from time to time, after securing the approval of the Kansas Insurance Commissioner, upon such terms as may be lawful, in consideration of money paid, labor done or services actually rendered, debts or securities cancelled or tangible or intangible property actually received, or in case of shares issued as a dividend, against amounts transferred from surplus to stated capital.

Fifth: To borrow money and incur indebtedness for the purposes of the corporation and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, or other evidences of debt and securities therefore.

Sixth: To appoint an Executive Committee and other committees, and to delegate to the Executive Committee any of the powers and authority of the Board in the management of the business and affairs of the corporation, except the power to declare stockholders’ dividends and to adopt, amend or repeal By-Laws. The Executive Committee shall be composed of two or more directors.

Seventh: To appoint an Investment Committee of two or more directors to supervise, administer and direct the investment of the assets and funds of the corporation. The Investment Committee shall keep complete records at the corporate office in Wichita, Kansas. The Investment Committee may employ the Services and counseling of a designee but in no event shall the committee delegate its authority for making investment decisions to such designee. All investments made on the approval or authority of the Investment Committee shall be reported to the Board at its meeting next following the making of such investments.

Section 3. The directors shall elect one of their number as Chairman, whose official title shall be Chairman of the Board of Directors. The Chairman shall preside at all meetings of the Board of Directors, except in his absence, the President of the corporation shall preside.

Section 4. The annual meeting of the directors shall be held immediately after the adjournment of each stockholders’ annual meeting, at the place where such stockholders’ meeting was held. Other regular meetings of the Board of Directors may be held at such times and at such places as may be designated by the Chairman of the Board.

Section 5. Special meetings of the Board of Directors may be called by the Chairman of the Board, or in his absence the President, and may be held at such times and places as may be designated in the call. The Chairman of the Board shall call a meeting of the Board of Directors when requested to do so in writing by a majority of the directors. If the Chairman of the Board or the President is absent, any director may preside.

Section 6. Notice of all regular and special meetings, except as herein otherwise specifically provided, shall be given to each director at least three (3) days previous to the time fixed for the meeting. Such notice may be mailed or delivered by special messenger or by telegraph. No notice shall be required for the annual meeting following immediately the stockholders’ annual meeting. By unanimous consent of the directors, special meetings of the Board may be held without notice, at any time and at any place.

Section 7. A quorum of directors for the transaction of business at any regular or special meeting of the Board of Directors shall, since the number of directors provided in these

By-Laws is seven (7) or less, consist of a majority of the members of the Board. However, those present at any meeting, though less than a quorum, may adjourn the meeting to a future time. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 8. The directors shall elect all officers of the corporation. Vacancies in the offices may be filled by the directors at any regular or special meeting.

Section 9. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

Section 10. The directors are empowered and authorized to fix from time to time such fees and compensation to themselves, for services rendered by them in their capacity as directors, as they may deem fair and reasonable.

Section 11. Any action which may be taken at a meeting of the Board of Directors may be taken without a meeting if all members of the Board, individually or collectively, consent in writing to such action. Such written consent shall be filed with the minutes of the Board.

ARTICLE IV

OFFICERS

Section 1. The Board of Directors of the Corporation shall elect from their members a President, one or more Vice Presidents, and may appoint one or more Secretaries, a Treasurer, one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers whose powers and duties shall be as set forth herein or as determined by the Board of Directors. The Board of Directors may create, designate and fill such other offices and appoint any agents as may be deemed proper or advisable and necessary for transacting the business of the company. They may pay such salaries and require such bonds as they may deem reasonable. It shall be their duty to keep full and correct entries of their transactions, which shall at all times be open to inspection of the stockholders. All contracts made by the company shall be signed by the President or Vice President, and by the Secretary.

Section 2. CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and the Board of Directors, and shall enforce and carry out the orders and instructions of the Board of Directors and the Executive Committee, advise and consult with the President concerning affairs of the company, and shall discharge all other duties imposed upon the company, and shall discharge all other duties imposed upon him by law and these by-laws. The Chairman of the Board of Directors shall be the chief executive officer of the corporation and shall be ex officio Chairman of and a member of the Executive Committee, and any other regular or standing committees which may be hereby or hereafter formed or created.

Section 3. PRESIDENT. The President shall be the chief operations officer of the corporation subject to the direction of the Chairman of the Board, and shall have general supervision, control and management of the business and laffairs of the corporation and over the other officers and all employees of the corporation, except as to the Chairman of the Board. The President shall enforce and carry out the policies and orders of the Board of Directors and the Executive Committee, and shall perform such duties and have such rights, powers, privileges and prerogatives as are customary in the office of President of a corporation. The President of the corporation shall be an executive officer of the corporation and shall be an ex officio member of the Executive Committee, and any other regular or standing committee which may be hereby or hereafter formed or created by the Board of Directors.

Section 4. In the absence, inability or incapacity of the Chairman of the Board of Directors, his duties shall be performed by the President. In the absence, inability or incapacity of the President, his duties shall be performed by the Chairman of the Board of Directors.

Section 5. VICE PRESIDENTS. The Vice Presidents who render active service shall be executive officers of the corporation and shall have the powers and discharge such duties as may be conferred or imposed upon them by the Board of Directors, the Chairman of the Board or the President.

Section 6. TREASURER. The Treasurer shall, if and when requested, make or cause to be made, to the stockholders and directors at regular or special meetings, for their examination and approval, a statement of all of his transactions as Treasurer and of the financial condition of the company; he shall have general supervision of the books; accounts and records of the corporation, and shall perform and render such other services and duties as may be required of him by the Chairman of the Board, the President or the Board of Directors. In the absence of the Treasurer, his duties shall be performed by an Assistant Treasurer.

Section 7. SECRETARY. The Secretary shall be custodian of the corporate seal. All stock certificates of the corporation shall be attested with the corporate seal and by the signature of the Secretary or the Assistant Secretary of the corporation. The Secretary shall, if and when requested by the Chairman of the Board or by the President, issue notices of all directors’ and stockholders’ meetings, and shall perform all such other duties as may be required of him by the Chairman of the Board, the President or the Board of Directors. In the absence of the Secretary, his duties shall be performed by an Assistant Secretary.

Section 8. The officers shall be elected for a term of one year, or for the balance of the unexpired term, if elected at other than the annual meeting, and shall hold office until their successors are duly elected and qualified, or until their tenure of office is terminated by the Board of Directors, the Executive Committee, or the joint action of the Chairman of the Board and the President.

Section 9. The employment of all officers, except the Chairman of the Board and the President, shall be on a monthly basis and the compensation to be paid them shall likewise be on a monthly basis and shall be for services rendered by them, notwithstanding the fact that they are elected for a term of one year, or until their tenure of office is terminated as above provided. The termination of the tenure of office of any officer, as herein provided, shall automatically terminate his contract of employment, and he shall be compensated for services rendered to the date of such termination only, unless otherwise agreed upon and authorized by the Chairman of the Board and the President.

ARTICLE V

GENERAL PROVISIONS

Section 1. The fiscal year of the corporation shall begin on the first day of January of each year.

Section 2. Dividends may be paid from the surplus earnings and profit arising from the business of the corporation and may be declared at any regular meeting of the directors or at any special meeting thereof called for that purpose and shall be paid at such times and in the manner authorized and directed by the Board of Directors. No dividend shall be declared or paid that will impair the capital of the corporation.

Section 3. The seal of the corporation shall be circular in form, bearing around the rim the following words: “TRAVEL AIR INSURANCE COMPANY (KANSAS)” and the words “CORPORATE SEAL” in the center.

Section 4. Any stockholder or director may waive any notice necessary or required to be given under these By-Laws, by instrument in writing duly signed.

Section 5. The Chairman of the Board, the President, and all other officers shall give bond, in such sum and with such sureties as the Board of Directors may require and approve, conditioned upon the faithful performance of the duties of their respective offices. In like manner, agents and employees of the company shall give bond as may be required by the President or other executive officers of the corporation.

Section 6. All employees shall be employed and paid on a monthly basis only, unless otherwise authorized or approved by the President or other executive officers of the corporation in writing or by written memorandum.

Section 7. These By-Laws may be amended or repealed and annulled in their entirety, and a new set of By-Laws enacted and adopted by a vote of the stockholders representing a majority in value of all stock represented at any stockholders’ annual meeting or at any stockholders’ special meeting called for that purpose.

Section 8. These By-Laws may likewise be amended or repealed and annulled in their entirety, and a new set of By-Laws enacted and adopted by the Board of Directors by a majority vote of those present at any regular meeting or at any special meeting called for that purpose, at which a quorum, as provided herein, is present.

Section 9. MINUTES. These By-Laws and all amendments thereto and the proceedings of all regular and special meetings of stockholders, of the Board of Directors, and of the Executive Committee shall be recorded in a minutes book or books which shall be under the custody and safekeeping of the Secretary at all times. Minutes of stockholders’ and directors’ meetings of the Executive Committee shall be signed by the Chairman of the meeting and attested by the Secretary of the meeting. Notice of all meetings of shareholders and the Board of Directors shall be given by the Secretary.

Section 10. REPRESENTATION OF SHARES OF OTHER CORPORATION: The President or any Vice President and the Secretary or Assistant Secretary of this corporation are authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted to said officers to vote or represent on behalf of this corporation any and all shares held by this corporation in any other corporation or corporations, may be exercised either by such officers in person or by any person authorized to do so by proxy or power of attorney duly executed by said officers.

I,                                                              , Secretary of Travel Air Insurance Company (Kansas), do hereby certify that the above and foregoing is a true and correct copy of the By-Laws of the company, as enacted at the initial meeting of the Incorporators on the              day of                     , 198  , and as subsequently amended.

WITNESS MY SIGNATURE and seal of the company this              day of                     , 198  .

Secretary